UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AVALARA, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the AVALARA, Availability of Proxy Materials INC. for the Shareholder Meeting of to be held on: June 8, 2022 at 10:00 a.m. PT COMPANY NUMBER JOHN SMITH APT.1234 203 MAIN STREET ACCOUNT NUMBER NEW YORK, NY 10038 CONTROL NUMBER This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 27, 2022. Please visit http://www.astproxyportal.com/ast/22225, where the following materials are available to view:• Notice of Annual Meeting of Shareholders • Proxy Statement • Form of Electronic Proxy Card • 2021 Annual Report TO REQUEST MATERIALS: TELEPHONE: 888-Proxy-NA (888-776-9962); 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/Online Proxy Voting/Proxy Voting/Request Materials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 p.m. ET the day before the meeting date. VIRTUALLY AT THE MEETING: Avalara, Inc. will conduct its 2022 annual meeting of shareholders in virtual meeting format only, conducted by live webcast. To attend the virtual annual meeting, visit https://web.lumiagm.com/238702773 (password: avavirt2022) and be sure to have your control number available. MAIL: You may request a card by following the instructions above. The Board of Directors recommends that you vote FOR each director nominee named in Proposal No. 1 and FOR each of Proposals No. 2 and No. 3. 1. Election of Directors: 2. Approval named executive on an advisory officers. basis of the compensation of the Company’s NOMINEES: Edward Gilhuly Class I nominee 3. Ratification of the appointment of Deloitte & Touche LLP as the Tami Scott Reller McFarlane Class Class II nominee nominee Company’s ending December independent 31, 2022. registered public accounting firm for the year Srinivas Tallapragada Class I nominee Marcela Bruce Crawford Martin Class Class III II nominee nominee In business their discretion, as may properly the proxies come before are authorized the Annual to Meeting. vote upon such other Please note that you cannot use this notice to vote by mail.